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                               EXHIBIT (24)
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                                                            Exhibit (24)

July 28, 1995

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto for purposes, among other things, of offering Common Stock and Class G Common Stock of CMS Energy Corporation through a Dividend Reinvestment and Common Stock Purchase Plan, the Performance Incentive Stock Plan of CMS Energy Corporation, and the Employees' Savings and Incentive Plan of Consumers Power Company.

Yours very truly,




    /s/ William T. McCormick, Jr.                /s/ Frank H. Merlotti
-----------------------------------         ------------------------------
         William T. McCormick, Jr.                    Frank H. Merlotti




    /s/ James J. Duderstadt                      /s/ W. U. Parfet
-----------------------------------         ------------------------------
         James J. Duderstadt                          William U. Parfet




    /s/ K. R. Flaherty                           /s/ Percy A. Pierre
-----------------------------------         ------------------------------
         Kathleen R. Flaherty                         Percy A. Pierre




                                                 /s/ S. Kinnie Smith, Jr.
-----------------------------------         ------------------------------
         Victor J. Fryling                            S. Kinnie Smith, Jr.




    /s/ Earl D. Holton                           /s/ K. Whipple
-----------------------------------         ------------------------------
         Earl D. Holton                               Kenneth Whipple




    /s/ Lois A. Lund                             /s/ John B. Yasinsky
-----------------------------------         ------------------------------
         Lois A. Lund                                 John B. Yasinsky


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                                                              Exhibit (24)

Extract from minutes of a meeting of the Board of Directors of CMS Energy Corporation (the "Corporation") held on July 28, 1995.

                            - - - - - - - - - -

Amendments to the
Dividend Reinvestment and Common Stock
Purchase Plan

             At a meeting of the Board of Directors of the Corporation held on April 29, 1994, resolutions were adopted with respect to proposed amendments to the Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") and authority to register additional shares of Common Stock of the Corporation with the Securities and Exchange Commission.
Management of the Corporation recommended that such resolutions be rescinded since they were not utilized and are inappropriate at this time, and that new resolutions be adopted in order to amend the Plan to allow for the distribution and/or sale of additional shares of all classes of Common Stock of the Corporation and providing more flexibility in the Plan. Management proposed that certain restrictions in the Plan be removed, such as, broadening the category of eligible participants and other similar revisions as contemplated by the SEC Release Nos. 33-7114
and     34-3501 dated December 1, 1994 regarding exemptions from Rule 10b-
6 for certain Dividend Reinvestment Plans. The Plan should be amended and a registration statement or an amendment to the existing registration be filed with the Securities and Exchange Commission. Such registration statement will register not more than 5,000,000 additional shares of Common Stock, $.01 par value and not more than 5,000,000 shares of Class G Common Stock, no par value, to be issued pursuant to the provisions of the Plan, the prices of which would be determined by the terms of the Plan. The matter was discussed fully.

             Upon motion duly made and seconded, the following resolution was thereupon unanimously adopted:

                    RESOLVED: That resolutions adopted at a meeting of the Board of Directors held on April 29, 1994 with respect to proposed amendments to the Dividend Reinvestment and Common Stock Purchase Plan and authority to register additional shares of Common Stock of the Corporation with the Securities and Exchange Commission are hereby rescinded.

             Upon motion duly made and seconded, the following resolution was unanimously adopted:

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed, for and on behalf of the Corporation, to amend the Corporation's Dividend Reinvestment and Common Stock
      Purchase Plan, as discussed at the meeting, and without further action of the Board.

             Upon motion duly made and seconded, the following resolutions were unanimously adopted:

                    RESOLVED FURTHER: That the Board hereby approves and authorizes the issue and sale of not more than 5,000,000 additional shares of Common Stock $.01 par value, and not more than 5,000,000 additional shares of Class G Common Stock, no par value, of the Corporation, from time to time, for purposes of the Dividend Reinvestment and Common Stock Purchase Plan, as the officers of the Corporation deem appropriate and as counsel may advise; and


                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized, in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a registration statement, or an amendment to the existing registration statement, with respect to the sale of not more than 5,000,000 additional shares of Common Stock, $.01 par value, and not more than 5,000,000, shares of Class G Common Stock, no par value, of the Corporation under the Dividend Reinvestment and Common Stock Purchase Plan, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments; and

                    RESOLVED FURTHER: That it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various jurisdictions; that the officers of the Corporation, and each of them, are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable and to maintain such qualifications or registrations; that said officers are authorized to preform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdiction including, but without limitation the qualifications or registrations of the Corporation as a broker, dealer, or broker-dealer under the securities or blue sky laws of any jurisdiction, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents executed and the action taken; and


             RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to the New York Stock Exchange for the listing on such Exchange, upon notice of issuance, of not more than 5,000,000 additional shares of Common Stock, $.01 par value, and not more than 5,000,000 shares of Class G Common Stock, no par value, of the Corporation; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

             RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, certificates representing not more than 5,000,000 shares of the Common Stock, $.01 par value, and not more than 5,000,000 shares of Class G Common Stock, no par value, of the Corporation; and

             RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, in the name and on behalf of the Corporation, to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of not more than 5,000,000 shares of Common Stock, $.01 par value, and not more than 5,000,000 shares of Class G Common Stock, no par value, of the Corporation.


                            - - - - - - - - - -



      I, Thomas A. McNish, Secretary of CMS Energy Corporation, do hereby certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly called and held on July 28, 1995 at which a quorum was in attendance and voting throughout and that said resolutions have not since been rescinded but are still in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 1st day of August, 1995.


                                             /s/ Thomas A. McNish
                                               Thomas A. McNish
                                                   Secretary


                                                (   S E A L   )
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